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 DAVIDSON & COMPANY     Chartered Accountants          A Partnership of Incorporated Professionals
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July 19, 2000


Solid Management Corporation
2779 Lakecity Way
Burnaby, BC
V5A 2Z6

Re:  Form SB-2

Dear Sirs:

We refer to the Form SB-2 Registration Statement of Solid Management Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated June 23, 2000 in connection with the preparation of the Form SB-2. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.


                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

                          A Member of SC INTERNATIONAL

             Suite 1200, Stock Exchange Tower, 609 Granville Street,
         P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172